EXHIBIT 6.9

                             SUBSCRIPTION AGREEMENT

To the Directors:

Gentlemen:

     I understand that DIPPY FOODS, INC., a Nevada corporation ("the Company"), is offering shares of the Company's common stock, $.001 par value per share, (the "Shares") pursuant to the exemptions from registration contained under regulation D, Rule 504, and Sections 3(b) and 4(2) of the Securities Act of 1933, as amended. I also understand that the subscription price is $0.05 per Share.

     Acknowledging the foregoing and upon consideration and affirmation of the following representations, I offer to purchase the number of Shares at the price of $0.05 per share for the aggregate amount (the "Subscription Funds") that are set out in paragraph 6. In order to induce the Company to accept my offer, I advise you as follows:

1.   AVAILABILITY OF INFORMATION

I represent and warrant that I have been furnished with and have reviewed a copy of all underlying documents in connection with this transaction. I also acknowledge that in addition to the business and financial information about the Company provided to me, the Company has permitted me the opportunity to ask questions of, and receive answers from, the Company, and any other person or entity acting on its behalf, concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

2.   REPRESENTATIONS AND WARRANTIES

I represent and warrant to the Company (and understand that they are relying on the accuracy and completeness of these representations and warranties in connection with the availability of an exemption from the registration requirements of applicable Federal and state securities laws for the offer and the sale of the Shares) that:

     a. NO REGISTRATION. I understand the Shares offered have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, and that I must bear the economic risk of the investment for an indefinite period of time because the Shares cannot be sold unless they are registered under the 1933 Act or applicable state securities laws or exemptions from them are available; that registration under the 1933 Act is unlikely at any time in the future; that the Company is not obligated to file a registration statement under the 1933 Act; and that Rule 144, adopted under the 1933 Act governing the possible disposition of the Securities, is applicable to the shares of common stock. I agree not to sell the Shares without registration under the 1933 Act and the applicable state securities laws unless in an exempt transaction as set forth in Regulation D, Rule 144 or any other federal securities act.

     b. OWN ACCOUNT. I am the only party with an interest in this subscription agreement, and I am acquiring the Shares for investment purposes and for my own account for long-term investment only, and not with any intent or arrangement to resell, fractionalize, divide or redistribute all or any part of the Shares to any other person. I have no present plans to enter into any contract, undertaking or agreement for any resale, distribution, subdivision or fractionalization.

     c. AGE AND CITIZENSHIP. I am at least 21 years old and a citizen of __________. I am a bonafide resident of the state or province set forth next to my signature and this state or province is my principal residence.

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SUBSCRIPTION AGREEMENT          DIPPY FOODS, INC.                    PAGE 2 OF 3

     d. KNOWLEDGE AND EXPERIENCE. I have knowledge and experience in financial and business matters and in investments in particular and I am capable of evaluating the merits and the risks of an investment in the Company. I understand that the Company is relying upon my representations for the purposes of confirming my suitability as an investor in the Company.

     e. ACCURACY OF INFORMATION. The information that I have provided to the Company concerning my financial position and knowledge of financial and business matters is correct and complete as of this date. If any of the information changes materially before you accept this subscription, I immediately will provide the new information. I indemnify the Company against any damage, claim, loss, expense or liability that may arise as a result of a breach of any representation or covenant that I have made.

     f. SPECULATIVE NATURE OF INVESTMENT. I am aware that the Company is new and is starting to operate and that an investment in the Shares is a speculative investment which involves a high degree of risk. I acknowledge that this transaction and the material provided to me have not been reviewed by the United States Securities and Exchange Commission or by any state's securities authorities.

     g. ADEQUACY OF MEANS. I have adequate means of providing for my current needs and personal contingencies and have no need to liquidate this investment in the Company's Shares.

     h.   NET WORTH.  I represent  and  warrant  either  that:  (1) my net worth
          (along with my spouse, but exclusive of home, furnishings and automobiles) is three times the amount of the investment in the Company's Shares and that I (alone or jointly with my spouse) have an adjusted gross income in the most recent year of $75,000 or more; or
          (2) 1 have a net worth (alone or with my spouse, but exclusive of home, furnishings and automobiles) that is five times the amount of an investment in the shares without regard to my annual income.

3.   OFFERING PROCEDURE

I understand this subscription agreement is subject to each of the following terms and conditions:

     a. The Company may reject this subscription agreement for any reason, and this subscription agreement becomes binding upon the Company only when the Company has accepted it in writing.

     b. If my subscription agreement is rejected, the Company will return to me the Subscription Funds that I have submitted within ten days of the rejection without interest or deduction.

     c. If my subscription is accepted, I must execute any additional documents that are necessary to effect the issuance of the Shares that I have purchased.

4.   INDEMNIFICATION.

I acknowledge that I understand the meaning and legal consequences of the representations and warranties I have given and I agree to indemnify the Company and its management against any loss, damage or liability arising out of a breach of any representation or warranty or covenant of the undersigned contained in the subscription agreement or in the financial information that I have provided to the Company.

5.   MISCELLANEOUS

     a. ENTIRE AGREEMENT. This agreement represents, the entire agreement between the Company and me and supersedes all prior agreements, understandings or conversations with respect to any transactions of the type contemplated hereby.

     b. WAIVER AND AMENDMENT. Any right granted to either me or the Company under this agreement may be waived only in writing signed by both of us. No delay in our exercising any right granted under this agreement operates as it waiver of the right, and no partial exercise of any right precludes our exercising

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SUBSCRIPTION AGREEMENT          DIPPY FOODS, INC.                    PAGE 3 OF 3

          that right or any other right in the future. Any amendment of this agreement must be written and signed by the Company and me.

     c. GOVERNING LAW. This agreement is governed by, and construed in accordance with, the laws of its incorporation.

     d. ENFORCEMENT. If legal action becomes necessary to enforce this agreement or any part of it, the prevailing in the action is entitled to collect its reasonable expenses incurred in the action, including reasonable attorney's fees, from the non-prevailing party.

6.   PAYMENT FOR SHARES

I subscribe for __________ Shares and submit my check payable to the Company for the amount of $__________.

Dated ___________________, 1999.

_____________________________         ____________________________________
Name of subscriber                     Signature of subscriber

_____________________________
Address of subscriber                  ___________________________________
                                       Name and position of authorized
_____________________________          signatory if the subscriber is
                                       not a natural person

_____________________________         ____________________________________
Telephone number                      Tax I.D. or social security number

_____________________________
Fax number

This subscription is accepted on ___________________. 1999.

The Company:

DIPPY FOODS, INC.





_____________________________
Authorized signatory